Exhibit 10.25

SIXTH AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Amended and Restated Loan and Security Agreement is entered into as of March 29, 2012 (the “Amendment”), by and between APPLIED OPTOELECTRONICS, INC (“Borrower”) and EAST WEST BANK (“Bank”).

RECITALS

Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of May 20, 2009, as amended from time to time including that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of May 3rd, 2010, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of October 28th, 2010, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of December 6th, 2010, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of May 5th, 2011, that certain letter dated September 30, 2011 and that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of November 30th, 2011 (collectively, the “Agreement”).  The parties desire to amend the Agreement in accordance with the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.                                      Borrower acknowledges that there are existing and uncured Events of Default arising from Borrower’s failure to comply with Sections 6.6 and 6.15 of the Agreement for the quarter ended December 31, 2011 (the “Existing Defaults”).  Subject to the conditions contained herein and performance by Borrower of all of the terms of the Agreement after the date hereof, Bank forbears from exercising its remedies arising out of the Existing Defaults until the earlier to occur of (i) Borrower’s attainment of the Equity Milestone 1 or (ii) April 30, 2012 (the “Forbearance Period”). On Borrower’s timely attainment of the Equity Milestone I, the Forbearance Period shall be extended until the earlier to occur of (x) Borrower’s timely attainment of the Equity Milestone II or (y) May 31, 2012.  Bank does not forbear or waive Borrower’s obligations under such respective sections for any event other than the Existing Defaults, Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents.

2.                                      The following defined term set forth in Section 1.1 of the Agreement is amended in its entirety to read as follows:

“EXIM Maturity Date” means May 31, 2012.

3.                                      The following is added as a new Section 6.16 to the Agreement:

6.16                        Equity Milestones.

(a)                                 On or before April 30, 2012, Borrower shall deliver to Bank a fully executed term sheet evidencing a commitment for at least $10,000,000 of new cash proceeds (excluding the conversion of any convertible debt securities outstanding as of February 29, 2012) to be received by Borrower from the sale and issuance of its equity securities or Subordinated Debt securities to the investors named therein, in form and substance satisfactory to Bank (the “Equity Milestone I”).

(b)                                 On or before May 31, 2012, Borrower shall deliver to Bank evidence, in form and substance satisfactory to Bank, that Borrower has received at least $10,000,000 in new cash proceeds (excluding the conversion of any convertible debt securities outstanding as of February 29, 2012) from the sale and issuance of its equity securities or Subordinated Debt securities (the “Equity Milestone II”).

4.                                      Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remains in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all instruments, documents and agreements entered into in connection with the Agreement.

5.                                      Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing other than the Existing Defaults.

6.                                      This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7.                                      As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                 this Amendment, duly executed by Borrower;

(b)                                 payment of an amendment fee of $2,000, plus an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(c)                                  such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

APPLIED OPTOELECTRONICS, INC.

By:	/s/ Chih-Hsiang (Thompson) Lin

Title: CEO

EAST WEST BANK

By:	/s/ Lisa Chang

Title: VP